                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)       June 8, 1998
                                                       -------------------------



                            PORTACOM WIRELESS, INC.
     -------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



      Delaware                        0-23228              33-0650673
--------------------------   ------------------------    ----------------
(State or Other Juris-       (Commission File Number)    (IRS Employer Identi-
 diction of Incorporation)                                fication No.)


10061 Talbert Avenue, Suite 200, Fountain Valley, California              92708
------------------------------------------------------------          ---------
(Address of principle executive offices)                              (Zip Code)


Registrant's telephone number, including area code  714-593-3234
                                                  ----------------


                                      N/A
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        (Former name or former address, if changed since last report.)

                      ____________________________________
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        ------------------------------------

        As of June 8, 1998, PortaCom Wireless, Inc. (the "Registrant") consummated the sale to VDC Corporation, Ltd. ("VDC") of 2,000,000 shares of common stock and warrants to acquire, at an exercise price of $4.00 per share, an additional 4,000,000 shares of common stock of Metromedia China Corporation (formerly Metromedia Asia Corporation). In consideration for the sale of such assets and subject to certain adjustment features, the Registrant received a pool of 5,300,000 shares of VDC common stock and the right to utilize a maximum of $3,000,000 in cash to satisfy claims made against the Registrant in connection with Registrant's Plan of Reorganization (the "Plan") filed in its Chapter 11 bankruptcy case in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case No. 98-661 (PJW). To the extent that more than $384,725 of the cash is used by PortaCom to satisfy claims made in connection with the Plan, the excess thereof will result in the Registrant returning to VDC a certain number of shares of VDC common stock according to a predetermined formula. The final amounts of the cash and VDC common stock received will be determined by the Registrant, its creditors and the Bankruptcy Court. The Plan remains subject to, among other things, the approval of impaired creditors and stockholders and confirmation by the Bankruptcy Court.

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
        -----------------------------------------------------------------

        (b) Pro Forma Financial Information.

        The Registrant does not intend to file pro forma financial information in connection with the aforementioned disposition of assets. The assets that were disposed of were not operating assets and did not constitute a line of business for the Registrant. Therefore, it is the Registrant's position that such pro forma financial would not be material to investors.


(c)  Exhibits

No.  Description
---  -----------

2.1 Form of Stipulation and Order in Lieu of Objection Amending the Post Petition Asset Purchase Agreement between the Registrant and VDC Corporation, Ltd., dated April 3, 1998./(1)/

2.2 Stipulation and Order in Lieu of Objection by and among the Registrant, VDC Corporation Ltd. and the Official Committee of Unsecured Creditors of the Registrant, dated April 23, 1998./(2)/

2.3  Order Authorizing Sale of Property, dated April 23, 1998./(2)/

10.1 Letter of Intent between the Registrant and VDC Corporation, Ltd. /(1)/

10.2 Loan Agreement between the Registrant and VDC Corporation, Ltd./(1)/

                                      -2-
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10.3  Pledge Agreement between the Registrant and VDC Corporation, Ltd. /(1)/

10.4  Security between the Registrant and VDC Corporation, Ltd. /(1)/

10.5 Asset Purchase Agreement between the Registrant and VDC Corporation, Ltd. /(1)/

10.6 First Amendment to Asset Purchase Agreement between the Registrant and VDC Corporation, Ltd. /(1)/

10.7 Form of Post Petition Asset Purchase Agreement between the Registrant and VDC Corporation, Ltd. /(1)/

10.8 Debtor-In-Possession Loan, Pledge and Security Agreement between the Registrant and VDC Corporation, Ltd. /(1)/

10.9 Memorandum of Understanding, dated June 8, 1998, by and among the Registrant, VDC Corporation Ltd. and the Official Committee of Unsecured Creditors of the Registrant./(2)/

10.10 Escrow Agreement by and among the Registrant, VDC Corporation Ltd., the Official Committee of Unsecured Creditors of the Registrant and Klehr, Harrison, Harvey, Branzburg & Ellers LLP, as Escrow Agent, dated April 16, 1998./(2)/

10.11 Closing Escrow Agreement by and among the Registrant, VDC Corporation Ltd., Metromedia China Corporation, the Official Committee of Unsecured Creditors of the Registrant and Klehr, Harrison, Harvey, Branzburg & Ellers LLP, as Closing Escrow Agent, dated June 8, 1998./(2)/

10.12 Waiver of Provisions of Asset Purchase Agreement, dated June 8, 1998, by VDC Corporation Ltd./(2)/

10.13 Pledge Agreement, dated June 8, 1998, by and between the Registrant and Metromedia China Corporation./(2)/

99.1  Press Release dated June 15, 1998. /(2)/

_________
(1) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

(2)   Filed herewith.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       PORTACOM WIRELESS, INC.
                                       (Registrant)


Date: June 23, 1998                    By:  /s/ Michael Richard
                                           -------------------------------------

                                       Name:  Michael Richard
                                       Title: Acting Chief Executive Officer

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                                 EXHIBIT INDEX
                                 -------------


No.   Description
---   -----------

 2.2 Stipulation and Order in Lieu of Objection by and among the Registrant, VDC Corporation Ltd. and the Official Committee of Unsecured Creditors of the Registrant, dated April 23, 1998.

 2.3  Order Authorizing Sale of Property, dated April 23, 1998.

10.9 Memorandum of Understanding, dated June 8, 1998, by and among the Registrant, VDC Corporation Ltd. and the Official Committee of Unsecured Creditors of the Registrant.

10.10 Escrow Agreement by and among the Registrant, VDC Corporation Ltd., the Official Committee of Unsecured Creditors of the Registrant and Klehr, Harrison, Harvey, Branzburg & Ellers LLP, as Escrow Agent, dated April 16, 1998.

10.11 Closing Escrow Agreement by and among the Registrant, VDC Corporation Ltd., Metromedia China Corporation, the Official Committee of Unsecured Creditors of the Registrant and Klehr, Harrison, Harvey, Branzburg & Ellers LLP, as Closing Escrow Agent, dated June 8, 1998.

10.12 Waiver of Provisions of Asset Purchase Agreement, dated June 8, 1998, by VDC Corporation Ltd.

10.13 Pledge Agreement, dated June 8, 1998, by and between the Registrant and Metromedia China Corporation.

99.1  Press Release dated June 15, 1998.


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